EXHIBIT 10.2

SECOND AMENDMENT TO THE AMENDED AND RESTATED

CASH FLOW SUPPORT AGREEMENT

This Second Amendment to the Amended and Restated Cash Flow Support Agreement, is made as of this 17th day of May, 2002, by and between Crown Investments Trust, a Delaware business trust (the "Supporting Party") and Crown American Properties, L.P., a Delaware limited partnership (the "Operating Partnership") and Crown American Financing Partnership L.P., a Delaware limited partnership, formerly Crown American Financing Partnership, a Delaware General Partnership (the "Financing Partnership"), and together with the Operating Partnership (the "Partnerships").

WHEREAS, the Supporting Party and the Partnerships previously entered into an Amended and Restated Cash Flow Support Agreement, dated as of August 17, 1993 and the Amendment to the Amended and Restated Cash Flow Support Agreement dated as of December 3, 1997 together (the "Agreement");

WHEREAS, the Supporting Party and the Operating Partnership desire to settle and compromise the Supporting Party's obligations to the Operating Partnership relating to the Oak Ridge Mall, a Guaranty Property under the Agreement, due to the planned sale of such Guaranty Property to Oak Ridge City, LLC, a Tennessee limited liability company, its successors or permitted assigns ("Oak Ridge Sale");

WHEREAS, terms not specifically defined herein shall have the meaning ascribed to them in the Agreement;

WHEREAS, the Supporting Party and the Partnerships wish to amend the Agreement in the manner and to the extent as hereinafter provided;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Cash Flow Support Payment (Section 3 of the Agreement) shall be amended by adding the following paragraphs to the end thereof:

(c) Notwithstanding anything set forth in the Agreement to the contrary, in connection with the closing of the Oak Ridge Sale the parties agree to compromise and settle the future Quarterly Support Amounts with respect to the Oak Ridge Mall as hereinafter set forth.

(d) The Supporting Party agrees to pay to the Operating Partnership an initial upfront payment of $2,300,000 upon the closing of the Oak Ridge Sale (the "Initial Payment").
    Following the Initial Payment, commencing with the Calendar Quarter immediately following the closing of the Oak Ridge Sale, the Supporting Party agrees to pay the Operating Partnership an adjusted Quarterly Support Amount with respect to the Oak Ridge Mall equal to: (i) $639,000.00 for fifty-two (52) consecutive Calendar Quarters, and (ii) an adjusted Quarterly Support Amount for the fifty-third (53rd) through fifty-sixth (56th) Calendar Quarters following the closing of the Oak Ridge Sale shall be $432,000.00 (the "Adjusted Quarterly Support Amounts"). In the event the closing of the Oak Ridge Sale does not occur on the last day of a Calendar Quarter, the Supporting Party's Quarterly Support Amount for such Calendar Quarter shall be prorated for said fractional Calendar Quarter on a per diem basis (calculated on a thirty (30) or thirty-one (31) day month, as the case may be).
    Upon the Supporting Party's payment of the Initial Payment and the Adjusted Quarterly Support Amounts to the Operating Partnership, as set forth herein, the obligations of the Supporting Party under the Agreement with respect to the Oak Ridge Mall shall be terminated;
    Each Adjusted Quarterly Support Amounts shall be due and payable on or before the last day of the month following a Calendar Quarter without any prior demand therefore and without any deduction or set-off whatsoever by the Supporting Party.
    The right of the Operating Partnership to withhold Distributions shall extend to and include the Adjusted Quarterly Support Amounts.
    In no event shall the sum of the Supporting Party's payments of the Quarterly Support Amounts and the Adjusted Quarterly Support Amounts exceed the aggregate limitation of $1,000,000.00 per Calendar Quarter as set forth in Paragraph 2 (a) of the Agreement.
    This Second Amendment shall become effective upon the closing of the Oak Ridge Sale.
    Except as expressly amended herein, the Agreement is hereby ratified and confirmed and the terms, conditions, agreements, obligations and provisions thereof are incorporated hereby as if fully set forth herein and the same shall continue in full force and effect.
    This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, successors, and, to the extent permitted by the terms of the Agreement, their assignees.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

CROWN INVESTMENTS TRUST

By: /s/ Ronald J. Hamilton
Name: Ronald J. Hamilton
Title: Chief Financial Officer

CROWN AMERICAN PROPERTIES, L.P.
By: CROWN AMERICAN REALTY TRUST,
its Sole General Partner

By: /s/ Ronald P. Rusinak
Name: Ronald P. Rusinak
Title: Vice President

CROWN AMERICAN FINANCING PARTNERSHIP, L.P.
By: CROWN AMERICAN FINANCING CORPORATION, its Sole General Partner

By: /s/ Ronald P. Rusinak
Name: Ronald P. Rusinak
Title: Vice President